Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 29, 2022, with respect to the consolidated financial statements of GDEV Inc. (formerly Nexters Inc.), included herein, which constitutes post-effective amendment no. 6 to registration statement on Form F-1 (No. 333-259707) of GDEV Inc. (formerly Nexters Inc.), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ JSC “Kept”

Moscow, Russia
June 26, 2023